Exhibit 8
Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 104 South Main Street / Ninth Floor / Greenville, South Carolina 29601 Tel: 864.250.2300 Fax: 864.232.2925 www.nelsonmullins.com

April 19, 2006

First Community Corporation
5455 Sunset Boulevard
Lexington, South Carolina 29072

DeKalb Bankshares, Inc.
631 West DeKalb Street
Camden, South Carolina 29020

Re:     First Community Corporation
  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for First Community Corporation, a South Carolina corporation ("FCCO"), in connection with the proposed merger (the "Merger") of DeKalb Bankshares, Inc., a South Carolina corporation (“DeKalb”), with and into FCCO, pursuant to an Agreement and Plan of Merger dated as of January 19, 2006 (the "Agreement") by and among FCCO and DeKalb, as described in the Registration Statement on Form S-4 in the form to be filed by FCCO with the Securities and Exchange Commission today (the “Registration Statement”).

In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement and (ii) the representations made to us by DeKalb and FCCO in their respective letters to us dated April 19, 2006 and delivered to us for purposes of this opinion are accurate and complete.

Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), DeKalb and FCCO will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and except to the extent of any cash received in lieu of a fractional share interest in FCCO common stock, the

Atlanta • Charleston • Charlotte • Columbia • Greenville • Myrtle Beach • Raleigh • Winston-Salem • Washington, DC

First Community Corporation
DeKalb Bankshares, Inc.

shareholders of DeKalb will not recognize any gain or loss by exchanging their shares of DeKalb common stock for shares of FCCO common stock pursuant to the Merger.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from DeKalb and FCCO referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from DeKalb or FCCO referred to above are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER -- Federal Income Tax Consequences".

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.